Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Anojja Shah
Semtech Corporation
(630) 390-6413
webir@semtech.com

Semtech Announces Third Quarter of Fiscal Year 2023 Results

CAMARILLO, Calif., November 30, 2022—Semtech Corporation (Nasdaq: SMTC), a leading global supplier of high-performance analog and mixed-signal semiconductors and advanced algorithms, today reported unaudited financial results for its third quarter of fiscal year 2023, which ended October 30, 2022.
Highlights for the Third Quarter of Fiscal Year 2023
•Net sales of $177.6 million, a decrease of 15.1% sequentially and 8.9% year-over-year
•Record GAAP gross margin of 65.1% and record Non-GAAP gross margin of 65.5%
•GAAP and non-GAAP diluted earnings per share of $0.36 and $0.65, respectively
•Tri-Edge™ selected by a major North American Hyperscale Data Center Provider in a new, high volume, multi-year program
•Amazon Web Services, Inc. ("AWS") integrates LoRa Cloud™ Geolocation capabilities into the AWS IoT Core for asset tracking solutions on AWS
•Cooperating with the U.S. Department of Justice (the "DOJ") on the second request in connection with the proposed acquisition of Sierra Wireless, Inc. ("Sierra Wireless") and working to close as quickly as possible
•Issued $319.5 million principal amount of 1.625% Convertible Senior Notes due 2027 in a private placement
Results on a GAAP basis for the Third Fiscal Quarter 2023
•Net sales were $177.6 million
•GAAP Gross margin was 65.1%
•GAAP SG&A expense was $42.4 million
•GAAP R&D expense was $35.2 million
•GAAP Operating margin was 21.0%
•GAAP Interest expense was $9.0 million
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2	Semtech Announces Third Quarter of Fiscal Year 2023 Results
•GAAP Net income attributable to common stockholders was $22.7 million or $0.36 diluted earnings per share
To facilitate a complete understanding of comparable financial performance between periods, the Company also presents performance results that exclude certain non-cash items and items that are not considered reflective of the Company’s core results over time. These non-GAAP financial measures exclude certain items and are described below under “Non-GAAP Financial Measures.”
Results on a Non-GAAP basis for the Third Fiscal Quarter 2023 (see the list of non-GAAP financial measures and the reconciliation of these measures to the most comparable GAAP measures set forth in the tables below under "Supplemental Information: Reconciliation of GAAP to Non-GAAP Results")
•Non-GAAP Gross margin was 65.5%
•Non-GAAP SG&A expense was $36.5 million
•Non-GAAP R&D expense was $31.6 million
•Non-GAAP Operating margin was 27.2%
•Non-GAAP Interest expense was $1.8 million
•Non-GAAP Net income attributable to common stockholders was $41.4 million or $0.65 diluted earnings per share
"Despite strong macro related headwinds negatively impacting our second half demand, adjusting for the divestiture of our Hi-Rel business, we expect FY2023 to deliver another record revenue year for Semtech. We are starting to see signs of demand stabilization and are very encouraged by many exciting new design wins across all of our product groups and target markets," said Mohan Maheswaran, Semtech’s President and Chief Executive Officer. "We are focused on continuing to deliver innovative and differentiated technology platforms that enable our customers to build higher performance, more efficient and more sustainable systems. As we prepare for FY2024 and the closing of our proposed acquisition of Sierra Wireless, we remain excited by the potential future opportunities of the combined company and anticipate strong long-term profitable growth in the years ahead."
As previously announced, on October 17, 2022, the Company and Sierra Wireless each received a request for additional information and documentary material (commonly known as a “second request”) from the DOJ in connection with the Company’s proposed acquisition of Sierra Wireless. The Company and Sierra Wireless continue to believe the transaction will benefit customers of both companies and are cooperating fully with the DOJ in order to facilitate its review and to close the transaction within the timeframe initially provided under the arrangement agreement, which (inclusive of extensions) ends no later than March 3, 2023, unless extended further by mutual agreement of the parties. Until close, the Company and Sierra Wireless will remain separate independent companies.

3	Semtech Announces Third Quarter of Fiscal Year 2023 Results
Fourth Fiscal Quarter 2023 Outlook
Both the GAAP and non-GAAP fourth fiscal quarter 2023 outlook below take into account the impact of transaction costs associated with the proposed acquisition of Sierra Wireless, but not the results of Sierra Wireless, and, based on the Company's current estimates, inflationary pressure and the ongoing effect of the COVID-19 pandemic on global economic conditions and on the Company's business operations, net sales and operating results, as well as export restrictions. The Company is unable to predict the full impact such challenges may have on its future results of operations.
GAAP Fourth Fiscal Quarter 2023 Outlook
•Net sales are expected to be in the range of $145.0 million to $155.0 million
•GAAP Gross margin is expected to be in the range of 63.6% to 64.6%
•GAAP SG&A expense is expected to be in the range of $41.4 million to $42.4 million
•GAAP R&D expense is expected to be in the range of $33.0 million to $34.0 million
•GAAP Intangible amortization expense is expected to be approximately $0.9 million
•GAAP Interest and other expense, net is expected to be approximately $0.8 million
•GAAP Effective tax rate is expected to be in the range of 20% to 22%
•GAAP Diluted earnings per share is expected to be in the range of $0.20 to $0.27
•Fully-diluted share count is expected to be approximately 64.0 million shares
•Share-based compensation is expected to be approximately $11.0 million, categorized as follows: $0.7 million cost of sales, $6.8 million SG&A, and $3.5 million R&D
•Capital expenditures are expected to be approximately $11.2 million
•Depreciation expense is expected to be approximately $6.3 million
Non-GAAP Fourth Fiscal Quarter 2023 Outlook (see the list of non-GAAP financial measures and the reconciliation of these measures to the most comparable GAAP measures set forth in the tables below under "Reconciliation of GAAP to Non-GAAP Outlook")
•Non-GAAP Gross margin is expected to be in the range of 64.0% to 65.0%
•Non-GAAP SG&A expense is expected to be in the range of $30.5 million to $31.5 million
•Non-GAAP R&D expense is expected to be in the range of $29.5 million to $30.5 million
•Non-GAAP normalized tax rate for fiscal year 2023 is expected to be approximately 12%
•Non-GAAP Diluted earnings per share is expected to be in the range of $0.44 to $0.52

4	Semtech Announces Third Quarter of Fiscal Year 2023 Results
Webcast and Conference Call
Semtech will be hosting a conference call today to discuss its third fiscal quarter 2023 results at 2:00 p.m. Pacific time. The dial-in number for the call is (877) 407-0312. Please use conference ID 13725338. An audio webcast will be available on Semtech’s website at www.semtech.com in the “Investor Relations” section under “Investor News.” A replay of the call will be available through December 28, 2022 at the same website or by calling (877) 660-6853 and entering conference ID 13725338.
Non-GAAP Financial Measures
To supplement the Company's consolidated financial statements prepared in accordance with GAAP, this release includes a presentation of select non-GAAP financial measures. The Company’s non-GAAP measures of gross margin, SG&A expense, R&D expense, operating margin, interest expense, net income attributable to common stockholders, diluted earnings per share and normalized tax rate exclude the following items, if any:
•Share-based compensation
•Amortization of purchased intangibles, impairments and credit loss reserves
•Restructuring and transaction costs (including costs associated with the proposed acquisition of Sierra Wireless), and other acquisition or disposition-related gains or losses
•Litigation expenses or dispute settlement charges or gains
•Cumulative other reserves associated with historical activity including environmental and pension
•Equity in net gains or losses of equity method investments
•Debt commitment fees expensed
•Loss on early extinguishment of debt
•Interest income from debt investments
•Changes in the fair value of contingent earn-out obligations
To provide additional insight into the Company's fourth quarter outlook, this release also includes a presentation of forward-looking non-GAAP financial measures. Management believes that the presentation of these non-GAAP measures provides useful information to investors regarding the Company’s financial condition and results of operations. These non-GAAP financial measures are adjusted to exclude the items identified above because such items are either operating expenses that would not otherwise have been incurred by the Company in the normal course of the Company’s business operations, or are not reflective of the Company’s core results over time. These excluded items may include recurring as well as non-recurring items, and no inference should be made that all of these adjustments, charges, costs or expenses are unusual, infrequent or non-recurring. For example: certain restructuring and integration-

5	Semtech Announces Third Quarter of Fiscal Year 2023 Results
related expenses (which consist of employee termination costs, facility closure or lease termination costs, and contract termination costs) may be considered recurring given the Company’s ongoing efforts to be more cost effective and efficient; certain acquisition and disposition-related adjustments or expenses may be deemed recurring given the Company's regular evaluation of potential transactions and investments; and certain litigation expenses or dispute settlement charges or gains (which may include estimated losses for which the Company may have established a reserve, as well as any actual settlements, judgments, or other resolutions against, or in favor of, the Company related to litigation, arbitration, disputes or similar matters, and insurance recoveries received by the Company related to such matters) may be viewed as recurring given that the Company may from time to time be involved in, and may resolve, litigation, arbitration, disputes, and similar matters.
Notwithstanding that certain adjustments, charges, costs or expenses may be considered recurring, in order to provide meaningful comparisons, the Company believes that it is appropriate to exclude such items because they are not reflective of the Company's core results and tend to vary based on timing, frequency and magnitude.
These non-GAAP financial measures are provided to enhance the user's overall understanding of the Company's comparable financial performance between periods. In addition, the Company’s management generally excludes the items noted above when managing and evaluating the performance of the business. The financial statements provided with this release include reconciliations of these non-GAAP financial measures to their most comparable GAAP measures for the second and third quarters of fiscal year 2023 and the third quarter of fiscal year 2022, along with a reconciliation of forward-looking non-GAAP measures (other than the non-GAAP normalized tax rate) to their most comparable GAAP measures for the fourth quarter of fiscal year 2023. Beginning with fiscal year 2022, the Company adopted a full-year, normalized tax rate for the computation of the non-GAAP income tax provision in order to provide better comparability across the interim reporting periods by reducing the quarterly variability in non-GAAP tax rates that can occur throughout the year. In estimating the full-year non-GAAP normalized tax rate, the Company utilized a full-year financial projection that considers multiple factors such as changes to the Company’s current operating structure, existing positions in various tax jurisdictions, the effect of key tax law changes, and other significant tax matters to the extent they are applicable to the full fiscal year financial projection. In addition to the adjustments described above, this normalized tax rate excludes the impact of share-based awards and the amortization of acquisition-related intangible assets. For fiscal year 2023, the Company’s projected non-GAAP normalized tax rate is 12% and will be applied to each quarter of fiscal year 2023. The Company’s non-GAAP normalized tax rate on non-GAAP net income may be adjusted during the year to account for events or trends that the Company believes materially impact the original annual non-GAAP normalized tax rate including, but not limited to, significant changes resulting

6	Semtech Announces Third Quarter of Fiscal Year 2023 Results
from tax legislation, acquisitions, entity structures or operational changes and other significant events. The Company is unable to include a reconciliation of the forward-looking measure of the non-GAAP normalized tax rate to the corresponding GAAP measure as this is not available without unreasonable efforts due to the high variability and low visibility with respect to the impact of share-based awards and the amortization of acquisition-related intangible assets that are excluded from this non-GAAP measure. The Company expects the variability of the above charges to have a potentially significant impact on its GAAP financial results. These additional non-GAAP financial measures should not be considered substitutes for any measures derived in accordance with GAAP and may be inconsistent with similar measures presented by other companies.
Forward-Looking and Cautionary Statements
This press release contains "forward-looking statements" within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, based on the Company’s current expectations, estimates and projections about its operations, industry, financial condition, performance, results of operations, and liquidity. Forward-looking statements are statements other than historical information or statements of current condition and relate to matters such as future financial performance including the fourth quarter of fiscal year 2023 outlook and our expectations for growth and strong financial results in fiscal year 2023; the impact of costs associated with the proposed acquisition of Sierra Wireless; the potential for a negative impact associated with the current supply chain constraints and any associated disruptions; the potential for a negative impact of the COVID-19 pandemic on global economic conditions and on the Company's business operations, net sales and operating results; the Company’s expectations concerning the negative impact on the Company’s results of operations from its inability to ship certain products and provide certain support services due to the export restrictions; future operational performance; the anticipated impact of specific items on future earnings; and the Company’s plans, objectives and expectations. Statements containing words such as “may,” “believes,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “estimates,” “should,” “will,” “designed to,” “projections,” or “business outlook,” or other similar expressions constitute forward-looking statements.
Forward-looking statements involve known and unknown risks and uncertainties that could cause actual results and events to differ materially from those projected. Potential factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the failure to obtain regulatory approvals required for the closing of the proposed acquisition; the failure to satisfy the conditions to the closing of the proposed acquisition; potential legal proceedings relating to the proposed acquisition and the outcome of any such legal proceeding; the inherent risks, costs and uncertainties associated with integrating the businesses successfully and risks of not achieving all or any

7	Semtech Announces Third Quarter of Fiscal Year 2023 Results
of the anticipated benefits of the proposed acquisition, or the risk that the anticipated benefits of the proposed acquisition may not be fully realized or take longer to realize than expected; the occurrence of any event, change or other circumstances that could give rise to the termination of the arrangement agreement with Sierra Wireless; the risk that the proposed acquisition will not be consummated within the expected time period, or at all; future responses to and effects of the ongoing COVID-19 pandemic or other similar health crises; export restrictions and laws affecting the Company's trade and investments, and tariffs or the occurrence of trade wars; worldwide economic and political disruptions, including as a result of inflation and the current conflict between Russia and Ukraine; competitive changes in the marketplace including, but not limited to, the pace of growth or adoption rates of applicable products or technologies; downturns in the business cycle; decreased average selling prices of the Company’s products; the Company’s reliance on a limited number of suppliers and subcontractors for components and materials; changes in projected or anticipated end-user markets; the Company’s ability to forecast its annual non-GAAP normalized tax rate due to material changes that could occur during the fiscal year, which could include, but are not limited to, significant changes resulting from tax legislation, acquisitions, entity structures or operational changes and other significant events; and the Company's ability to forecast and achieve anticipated net sales and earnings estimates in light of periodic economic uncertainty, including impacts arising from Asian, European and global economic dynamics. Additionally, forward-looking statements should be considered in conjunction with the cautionary statements contained in the risk factors disclosed in the Company's filings with the Securities and Exchange Commission (the "SEC"), including the Company's Annual Report on Form 10-K for the fiscal year ended January 30, 2022, as such risk factors may be updated, amended or superseded from time to time by subsequent reports the Company files with the SEC. In light of the significant risks and uncertainties inherent in the forward-looking information included herein that may cause actual performance and results to differ materially from those predicted, any such forward-looking information should not be regarded as representations or guarantees by the Company of future performance or results, or that its objectives or plans will be achieved or that any of its operating expectations or financial forecasts will be realized. Reported results should not be considered an indication of future performance. Investors are cautioned not to place undue reliance on any forward-looking information contained herein, which reflect management’s analysis only as of the date hereof. Except as required by law, the Company assumes no obligation to publicly release the results of any update or revision to any forward-looking statements that may be made to reflect new information, events or circumstances after the date hereof or to reflect the occurrence of unanticipated or future events, or otherwise.

8	Semtech Announces Third Quarter of Fiscal Year 2023 Results
About Semtech
Semtech Corporation is a leading global supplier of high performance analog, mixed-signal semiconductors and advanced algorithms for infrastructure, high-end consumer, and industrial end markets. Products are designed to benefit the engineering community as well as the global community. The Company is dedicated to reducing the impact it, and its products, have on the environment. Internal green programs seek to reduce waste through material and manufacturing control, use of green technology and designing for resource reduction. Publicly traded since 1967, Semtech is listed on the Nasdaq Global Select Market under the symbol SMTC. For more information, visit http://www.semtech.com.

Semtech, the Semtech logo and LoRa are registered trademarks or service marks, and LoRa Cloud and Tri-Edge are trademarks or service marks, of Semtech Corporation or its affiliates.

SMTC-F

SEMTECH CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Nine Months Ended
	October 30, 2022	July 31, 2022	October 31, 2021	October 30, 2022	October 31, 2021
	Q323	Q223	Q322	Q323	Q322
Net sales	$177,618	$209,254	$194,932	$589,021	$550,308
Cost of sales	62,049	73,435	71,243	207,380	206,326
Gross profit	115,569	135,819	123,689	381,641	343,982
Operating costs and expenses, net:
Selling, general and administrative	42,366	48,119	47,621	133,849	128,402
Product development and engineering	35,161	40,601	37,346	114,551	109,633
Intangible amortization	1,000	1,048	1,298	3,096	3,894
Gain on sale of business	(327)	(17,986)	—	(18,313)	—
Total operating costs and expenses, net	78,200	71,782	86,265	233,183	241,929
Operating income	37,369	64,037	37,424	148,458	102,053
Interest expense	(9,009)	(1,259)	(1,233)	(11,465)	(3,617)
Non-operating income, net	775	125	105	1,162	412
Investment impairments and credit loss reserves, net	(29)	429	(216)	376	(930)
Income before taxes and equity in net (losses) gains of equity method investments	29,106	63,332	36,080	138,531	97,918
Provision for taxes	6,327	12,019	3,018	26,415	9,179
Net income before equity in net (losses) gains of equity method investments	22,779	51,313	33,062	112,116	88,739
Equity in net (losses) gains of equity method investments	(36)	283	1,363	271	2,115
Net income	22,743	51,596	34,425	112,387	90,854
Net loss attributable to noncontrolling interest	(3)	(2)	(2)	(6)	(6)
Net income attributable to common stockholders	$22,746	$51,598	$34,427	$112,393	$90,860

Earnings per share:
Basic	$0.36	$0.81	$0.53	$1.76	$1.40
Diluted	$0.36	$0.81	$0.53	$1.76	$1.38

Weighted average number of shares used in computing earnings per share:
Basic	63,764	63,500	64,546	63,738	64,786
Diluted	63,855	63,977	65,299	64,040	65,664

SEMTECH CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	October 30, 2022	January 30, 2022
ASSETS
Current assets:
Cash and cash equivalents	$617,801	$279,601
Accounts receivable, net	80,539	71,507
Inventories	111,083	114,003
Prepaid taxes	2,758	5,983
Other current assets	23,051	31,201
Total current assets	835,232	502,295
Non-current assets:
Property, plant and equipment, net	135,571	134,940
Deferred tax assets	24,898	27,803
Goodwill	350,306	351,141
Other intangible assets, net	3,708	6,804
Other assets	117,136	107,928
Total assets	$1,466,851	$1,130,911

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$45,072	$50,695
Accrued liabilities	95,021	77,704
Total current liabilities	140,093	128,399
Non-current liabilities:
Deferred tax liabilities	1,075	1,132
Long term debt	455,113	171,676
Other long-term liabilities	77,973	91,929
Stockholders’ equity	792,412	737,584
Noncontrolling interest	185	191
Total liabilities & equity	$1,466,851	$1,130,911

SEMTECH CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS AND SUPPLEMENTAL INFORMATION
(in thousands)
(unaudited)

	Nine Months Ended
	October 30, 2022	October 31, 2021
Net income	$112,387	$90,854

Net cash provided by operations	145,510	152,137
Net cash used in investing activities	(761)	(29,831)
Net cash provided by (used in) financing activities	193,451	(114,598)
Net increase in cash and cash equivalents	338,200	7,708
Cash and cash equivalents at beginning of period	279,601	268,891
Cash and cash equivalents at end of period	$617,801	$276,599

	Three Months Ended
	October 30, 2022	July 31, 2022	October 31, 2021
	Q323	Q223	Q322
Free Cash Flow:
Cash Flow from Operations	$18,181	$77,278	$66,538
Net Capital Expenditures	(7,060)	(7,268)	(5,349)
Free Cash Flow	$11,121	$70,010	$61,189

SEMTECH CORPORATION
SUPPLEMENTAL INFORMATION: RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Nine Months Ended
	October 30, 2022	July 31, 2022	October 31, 2021	October 30, 2022	October 31, 2021
	Q323	Q223	Q322	Q323	Q322
Gross Margin–GAAP	65.1%	64.9%	63.5%	64.8%	62.5%
Share-based compensation	0.4%	0.3%	0.3%	0.4%	0.4%
Adjusted Gross Margin (Non-GAAP)	65.5%	65.2%	63.8%	65.2%	62.9%

	Three Months Ended			Nine Months Ended
	October 30, 2022	July 31, 2022	October 31, 2021	October 30, 2022	October 31, 2021
	Q323	Q223	Q322	Q323	Q322
Selling, general and administrative–GAAP	$42,366	$48,119	$47,621	$133,849	$128,402
Share-based compensation	1,028	(8,588)	(12,528)	(13,692)	(26,985)
Transaction and integration related (costs) recoveries, net	(4,902)	(4,131)	(460)	(9,528)	(384)
Restructuring and other reserves, net	(2,139)	—	—	(2,639)	(16)
Litigation costs, net	97	(15)	(434)	(99)	(1,534)
Adjusted selling, general and administrative (Non-GAAP)	$36,450	$35,385	$34,199	$107,891	$99,483

	Three Months Ended			Nine Months Ended
	October 30, 2022	July 31, 2022	October 31, 2021	October 30, 2022	October 31, 2021
	Q323	Q223	Q322	Q323	Q322
Product development and engineering–GAAP	$35,161	$40,601	$37,346	$114,551	$109,633
Share-based compensation	(3,480)	(4,052)	(4,070)	(11,518)	(11,600)
Restructuring and other reserves, net	(105)	—	—	(105)	—
Adjusted product development and engineering (Non-GAAP)	$31,576	$36,549	$33,276	$102,928	$98,033

	Three Months Ended			Nine Months Ended
	October 30, 2022	July 31, 2022	October 31, 2021	October 30, 2022	October 31, 2021
	Q323	Q223	Q322	Q323	Q322
Gain on sale of business–GAAP	$(327)	$(17,986)	$—	$(18,313)	$—
Gain on sale of business	327	17,986	—	18,313	—
Adjusted Gain on sale of business (Non-GAAP)	$—	$—	$—	$—	$—

	Three Months Ended			Nine Months Ended
	October 30, 2022	July 31, 2022	October 31, 2021	October 30, 2022	October 31, 2021
	Q323	Q223	Q322	Q323	Q322
Operating Margin–GAAP	21.0%	30.6%	19.2%	25.2%	18.5%
Share-based compensation	1.8%	6.3%	8.9%	4.7%	7.4%
Intangible amortization	0.6%	0.5%	0.7%	0.5%	0.7%
Transaction and integration related costs (recoveries), net	2.8%	2.0%	0.2%	1.6%	0.1%
Restructuring and other reserves, net	1.3%	—%	—%	0.5%	—%
Litigation costs, net	(0.1)%	—%	0.2%	—%	0.3%
Gain on sale of business	(0.2)%	(8.6)%	—%	(3.1)%	—%
Changes in the fair value of contingent earn-out obligations	—%	—%	—%	—%	—%
Adjusted Operating Margin (Non-GAAP)	27.2%	30.8%	29.2%	29.4%	27.0%

SEMTECH CORPORATION
SUPPLEMENTAL INFORMATION: RECONCILIATION OF GAAP TO NON-GAAP RESULTS (CONTINUED)
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Nine Months Ended
	October 30, 2022	July 31, 2022	October 31, 2021	October 30, 2022	October 31, 2021
	Q323	Q223	Q322	Q323	Q322
Interest expense--GAAP	$9,009	$1,259	$1,233	$11,465	$3,617
Debit commitment fee	(7,255)	—	—	(7,255)	—
Adjusted interest expense (Non-GAAP)	$1,754	$1,259	$1,233	$4,210	$3,617

	Three Months Ended			Nine Months Ended
	October 30, 2022	July 31, 2022	October 31, 2021	October 30, 2022	October 31, 2021
	Q323	Q223	Q322	Q323	Q322
GAAP net income attributable to common stockholders	$22,746	$51,598	$34,427	$112,393	$90,860
Adjustments to GAAP net income attributable to common stockholders:
Share-based compensation	3,085	13,250	17,341	27,228	40,697
Intangible amortization	1,000	1,048	1,298	3,096	3,894
Transaction and integration related costs (recoveries), net	4,902	4,131	460	9,528	384
Restructuring and other reserves	2,372	—	—	2,872	16
Litigation costs, net	(97)	15	434	99	1,534
Gain on sale of business	(327)	(17,986)	—	(18,313)	—
Investment (gains) losses, reserves and impairments, net	(306)	(801)	(96)	(1,431)	(136)
Debt commitment fee	7,255	—	—	7,255	—
Total Non-GAAP adjustments before taxes	17,884	(343)	19,437	30,334	46,389
Associated tax effect	688	4,460	(4,199)	6,151	(9,580)
Equity in net gains of equity method investments	36	(283)	(1,363)	(271)	(2,115)
Total of supplemental information, net of taxes	18,608	3,834	13,875	36,214	34,694
Non-GAAP net income attributable to common stockholders	$41,354	$55,432	$48,302	$148,607	$125,554

GAAP diluted earnings per share	$0.36	$0.81	$0.53	$1.76	$1.38
Adjustments per above	0.29	0.06	0.21	0.56	0.53
Non-GAAP diluted earnings per share	$0.65	$0.87	$0.74	$2.32	$1.91

SEMTECH CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP OUTLOOK
Fourth Quarter of Fiscal Year 2023 Outlook
(in millions, except per share data)

	Q4 FY23 Outlook
	January 29, 2023
	Low	High
Gross Margin–GAAP	63.6%	64.6%
Share-based compensation	0.4%	0.4%
Adjusted Gross Margin (Non-GAAP)	64.0%	65.0%

	Low	High
Selling, general and administrative–GAAP	$41.4	$42.4
Share-based compensation	(6.9)	(6.9)
Transaction and integration related	(4.0)	(4.0)
Adjusted selling, general and administrative (Non-GAAP)	$30.5	$31.5

	Low	High
Product development and engineering–GAAP	$33.0	$34.0
Share-based compensation	(3.5)	(3.5)
Adjusted product development and engineering (Non-GAAP)	$29.5	$30.5

	Low	High
Diluted earnings per share–GAAP	$0.20	$0.27
Share-based compensation	0.17	0.17
Transaction, restructuring, and acquisition related expenses	0.06	0.06
Amortization of acquired intangibles	0.01	0.01
Associated tax effect	—	0.01
Adjusted diluted earnings per share (Non-GAAP)	$0.44	$0.52

CONTACT:
Anojja Shah
Semtech Corporation
(630) 390-6413
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